Exhibit 10.3

BILL OF SALE AND ASSIGNMENT OF ASSETS

THIS BILL OF SALE AND ASSIGNMENT OF ASSETS (this “Assignment”) is made as of December 19, 2025 (the “Effective Time”), by and between:

HIVE GLOBAL, INC., a Delaware corporation, d/b/a “Coinstack” (“Seller”);

AND

ALPHA EDGE MEDIA INC., a Delaware corporation (“Buyer”).

Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Seller and Buyer have entered into that certain Asset Purchase Offer dated December 10, 2025 (as may be amended in writing by the Parties, the “Purchase Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, substantially all assets used in connection with the Coinstack newsletter business.

B. The Parties desire to execute and deliver this Assignment at Closing as the instrument of conveyance transferring the Assets (as defined below) to Buyer.

NOW, THEREFORE, in consideration of the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1. DEFINITIONS. “Assets” means all of Seller’s right, title, and interest in and to the assets, properties, and rights described on Schedule 1 (Purchased Assets), together with all goodwill associated therewith. Capitalized terms not defined herein have the meanings given to them in the Purchase Agreement.

2. SALE AND TRANSFER OF ASSETS.

2.1 Transfer. Effective as of the Effective Time, Seller hereby sells, conveys, assigns, transfers, and delivers to Buyer, and Buyer hereby purchases and accepts from Seller, all of Seller’s right, title, and interest in and to the Assets, free and clear of all liens and encumbrances (other than any restrictions arising under applicable platform terms solely to the extent disclosed to Buyer and transferable).

2.2 Goodwill. The transfer of the Assets includes the goodwill of the Coinstack business, and Seller hereby assigns to Buyer all such goodwill associated with the Assets (including, to the extent applicable, the goodwill connected with any trademarks, service marks, and trade names included in the Assets).

2.3 Further Assurances. At any time and from time to time after the Effective Time, at Buyer’s reasonable request and without further consideration (other than reimbursement of out- of-pocket costs, if any, approved in advance by Buyer), Seller shall execute and deliver such further instruments and take such further actions as Buyer may reasonably request to more effectively convey, assign, transfer, perfect, record, or evidence Buyer’s title to the Assets.

3. ASSUMPTION OF LIABILITIES. Buyer does not assume, and Seller retains, all liabilities of Seller of any nature whatsoever, whether known or unknown, fixed or contingent, matured or unmatured, arising out of or relating to the Assets or the Coinstack business prior to the Effective Time.

6. INTELLECTUAL PROPERTY; CONTENT; DATA.

6.1 IP Assignment. Seller hereby assigns to Buyer all of Seller’s right, title, and interest in and to the intellectual property included in the Assets, including all copyrights (and applications and registrations), trademarks and service marks (and applications and registrations), trade names, logos, brand assets, domain names, website content, newsletter archives, templates, sponsor decks and collateral, and all other IP listed or referenced on Schedule 1.

6.2 Subscriber Data. To the extent permitted by applicable law and applicable platform terms, Seller hereby assigns and transfers to Buyer the subscriber lists and related data included in the Assets. Seller shall not retain or use any copy of subscriber personal data except to the extent required by law (e.g., tax, accounting, or legal compliance), and any retained information shall remain subject to Seller’s confidentiality obligations under the Purchase Agreement.

7. DELIVERIES; ACCESS; CREDENTIALS. At or promptly following the Effective Time, Seller shall deliver to Buyer (and/or cause the delivery of) the account credentials, administrator access, exports, records, and other required deliverables.

8. GOVERNING LAW; JURISDICTION. This Assignment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles. The Parties submit to the exclusive jurisdiction of the state and federal courts located in New York County, New York.

9. COUNTERPARTS; ELECTRONIC SIGNATURES. This Assignment may be executed in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. Electronic signatures shall be deemed original signatures for all purposes.

10. ENTIRE AGREEMENT; CONFLICT. This Assignment, together with the Purchase Agreement, constitutes the Parties’ agreement with respect to the subject matter hereof. In the event of any conflict between this Assignment and the Purchase Agreement, the Purchase Agreement shall control.

IN WITNESS WHEREOF, the Parties have executed this Assignment as of the Effective Time.

HIVE GLOBAL, INC.

By:	/s/ Ryan Allis
Name:	Ryan Allis
Title:	Director

ALPHA EDGE MEDIA INC.

By:	/s/ Nicolas Lin
Name:	Nicolas Lin
Title:	CEO

SCHEDULE 1

PURCHASED ASSETS

“Assets” includes all assets used primarily in, held for use primarily in, or otherwise relating to the Coinstack newsletter business, including without limitation:

A. NEWSLETTER PLATFORMS; SUBSCRIBER LISTS; ANALYTICS

1. The Coinstack newsletter subscriber lists, including all subscriber data fields, tags, segments, preferences, referral data, consent/opt-in records to the extent transferable, engagement analytics, and historical campaign data, including:

(a) Beehiiv publication/account(s) associated with “Coinstack” (including the publication at coinstack.beehiiv.com, and any associated sub-publications);

(b) Substack publication/account(s) associated with “Coinstack” (including the publication at coinstack.substack.com);

(c) Any other email list(s) or newsletters operated under the Coinstack name.

2. All newsletter archives and web-hosted versions of past issues on the foregoing platforms.

B. DOMAINS; WEBSITES; LANDING PAGES

1. Domain names:

- coinstack.co
- coinstackpartners.com

2. Websites and landing pages used for Coinstack (including all page content, source files, design files, embedded forms, and integrations).

3. DNS settings and email authentication (SPF/DKIM/DMARC) configurations to the extent controlled by Seller.

C. BRAND AND INTELLECTUAL PROPERTY

1. All rights in the name “Coinstack,” logos, brand guidelines, designs, templates, and other branding assets.

2. All copyrights in newsletter content, archives, graphics, sponsor decks, media kits, marketing copy, and other creative assets.

3. All trademarks/service marks and applications/registrations (if any) for “Coinstack” and related marks, together with associated goodwill.

D. SPONSORSHIP / ADVERTISING PIPELINE AND MATERIALS

1. Sponsor lists, advertiser lists, lead lists, sponsorship performance data (to the extent maintained), pricing history, insertion order templates, ad inventory calendars, sponsorship decks, rate cards, and related sales/marketing collateral.

2. Any current or future sponsorship commitments and insertion orders that are expressly assumed (if any) as “Assumed Liabilities”.

E. SOCIAL, COMMUNITY, AND PODCAST ASSETS (TO THE EXTENT OWNED/CONTROLLED AND TRANSFERABLE)

1. Social media accounts used primarily for Coinstack (e.g., X/Twitter, LinkedIn page), including handles, content, and access rights.

2. Community channels (e.g., Telegram/Discord) used primarily for Coinstack.

3. Podcast feeds/accounts used primarily for Coinstack (including hosting accounts, RSS feeds, artwork, episode archives).

F. BOOKS AND RECORDS

All operating documents, SOPs, style guides, editorial calendars, historical financial summaries, contractor information relating primarily to Coinstack, and other records used primarily in operating the Coinstack business (excluding Seller’s privileged legal materials).